Exhibit 10.1
REIMBURSEMENT AGREEMENT
          THIS REIMBURSEMENT AGREEMENT, dated as of October 28, 2009 (the “Agreement”), is entered into by and between Tecumseh Products Company, a Michigan corporation (the “Company”), and Herrick Foundation, a Michigan nonprofit corporation (the “Foundation”).
          WHEREAS, the Company and the Foundation, a significant shareholder of the Company, engaged in a proxy contest (the “Proxy Contest”) in 2009 related to the election of certain directors to the Company’s board of directors (the “Board”) and, as determined by the votes cast at the 2009 annual shareholders’ meeting held on August 14, 2009, the Foundation won the Proxy Contest;
          WHEREAS, the Proxy Contest involved disparate views over corporate policy;
          WHEREAS, the Proxy Contest and the election of the Foundation’s slate of directors to the Board conferred a benefit upon the Company;
          WHEREAS, the Foundation has requested that the Company reimburse the Foundation its reasonable costs and expenses incurred in connection with the Proxy Contest and the Foundation’s proxy statement advised the shareholders that the Foundation intended to seek reimbursement from the Company of such expenses if successful without further shareholder approval;
          WHEREAS, the Audit Committee of the Company, acting upon a proper delegation from the Board, has determined to reimburse the Foundation its reasonable expenses in the amount of $1,121,947.22 (the “Reimbursement”) subject to the terms and conditions of this Agreement;
          NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and intending to be legally bound hereby, the parties hereto agree as follows:
     1.1 Representations and Warranties of the Foundation. The Foundation represents and warrants to the Company that this Agreement has been duly authorized, executed and delivered by the Foundation, and is a valid and binding obligation of the Foundation, enforceable against the Foundation in accordance with its terms.
     1.2. Representations and Warranties of the Company. The Company represents and warrants to the Foundation that this Agreement has been duly authorized, executed and delivered by the Company, and is a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.
     2.1 The Company’s Covenants. Within 10 business days from the date of execution of this Agreement by both parties, the Company shall tender and deliver to the Foundation the sum of $l,121,947.22.

     2.2. The Foundation’s Covenants. If a final non-appealable judgment, issued by a court of competent jurisdiction, is entered stating that any or all of the Reimbursement by the Company pursuant to this Agreement was improperly tendered to the Foundation, the Foundation agrees to repay to the Company the amount of the Reimbursement deemed improperly tendered. Notwithstanding any other provision of this Agreement, the Foundation’s obligations under this paragraph 2.2 shall be limited solely to any such amount of the Reimbursement deemed to have been improperly tendered by the Company to the Foundation, and shall not include any attorney, expert or other fees, costs, or expenditures of any nature related to any challenge to or defense of the Reimbursement.
     3.1 The Company’s Releases. The Company, on behalf of itself, its directors, officers, employees, representatives and agents (collectively, the “Company Releasors”), does hereby, fully and forever, release and discharge the Foundation and its attorneys, employees, representatives and agents (collectively, the “Foundation Releasees”) from any and all actions, claims, complaints, rights or causes of action, debts, demands or suits of any kind or nature whatsoever, statutory, equitable or legal, foreseen or unforeseen, known or unknown, matured or unmatured that the Company Releasors have, may have or might claim to have against the Foundation Releasees through the date hereof related to or arising out of the matters listed on Schedule A to this Agreement; provided, however, that nothing herein shall release any claims that the Company Releasors hereafter may have against the Foundation Releasees arising from this Agreement.
     3.2. The Foundation’s Releases. The Foundation, on behalf of itself, its employees, representatives and agents (collectively, the “Foundation Releasors”), does hereby, fully and forever, release and discharge the Company, its directors, officers, employees, attorneys, representatives and agents (collectively, the “Company Releasees”) from any and all actions, claims, complaints, rights or causes of action, debts, demands or suits of any kind or nature whatsoever, statutory, equitable or legal, foreseen or unforeseen, known or unknown, matured or unmatured that the Foundation Releasors have, may have or might claim to have against the Company Releasees through the date hereof related to or arising out of the matters listed on Schedule A to this Agreement; provided, however, that nothing herein shall release any claims that the Foundation Releasors hereafter may have against the Company Releasees arising from this Agreement.
     4.1 Specific Performance. The Foundation, on the one hand, and the Company, on the other hand, acknowledges and agrees that irreparable injury to the other party hereto would occur in the event any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached and that such injury would not be adequately compensable in damages. It is accordingly agreed that the Foundation, on the one hand, and the Company, on the other hand, shall each be entitled to specific enforcement of, and injunctive relief to prevent any violation of, the terms hereof and the other party hereto will not take action, directly or indirectly, in opposition to the party seeking such relief on the grounds that any other remedy or relief is available at law or in equity.

     5.1 Jurisdiction; Applicable Law. THE PARTIES TO THIS AGREEMENT HEREBY CONSENT TO THE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE EASTERN DISTRICT OF MICHIGAN OR A MICHIGAN STATE COURT OF COMPETENT JURISDICTION AND IRREVOCABLY AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE LITIGATED IN SUCH COURTS. EACH PARTY (A) CONSENTS TO SUBMIT ITSELF TO THE PERSONAL JURISDICTION OF SUCH COURTS FOR SUCH ACTIONS OR PROCEEDINGS, (B) AGREES THAT IT WILL NOT ATTEMPT TO DENY OR DEFEAT SUCH PERSONAL JURISDICTION BY MOTION OR OTHER REQUEST FOR LEAVE FROM ANY SUCH COURT, AND (C) AGREES THAT IT WILL NOT BRING ANY SUCH ACTION OR PROCEEDING IN ANY COURT OTHER THAN SUCH COURTS. EACH PARTY ACCEPTS FOR ITSELF, GENERALLY AND UNCONDITIONALLY, THE EXCLUSIVE AND IRREVOCABLE JURISDICTION AND VENUE OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS, AND IRREVOCABLY AGREES TO BE BOUND BY ANY NON-APPEALABLE JUDGMENT RENDERED THEREBY IN CONNECTION WITH SUCH ACTIONS OR PROCEEDINGS. A COPY OF ANY SERVICE OF PROCESS SERVED UPON THE PARTIES SHALL BE MAILED BY REGISTERED MAIL TO THE RESPECTIVE PARTY EXCEPT THAT, UNLESS OTHERWISE PROVIDED BY APPLICABLE LAW, ANY FAILURE TO MAIL SUCH COPY SHALL NOT AFFECT THE VALIDITY OF SERVICE OF PROCESS. IF ANY AGENT APPOINTED BY A PARTY REFUSES TO ACCEPT SERVICE, EACH PARTY AGREES THAT SERVICE UPON THE APPROPRIATE PARTY BY REGISTERED MAIL SHALL CONSTITUTE SUFFICIENT SERVICE. NOTHING HEREIN SHALL AFFECT THE RIGHT OF A PARTY TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.
     EACH OF THE PARTIES TO THIS AGREEMENT HEREBY WAIVES ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT. EACH PARTY ALSO WAIVES ANY BOND OR SURETY OR SECURITY UPON SUCH BOND WHICH MIGHT, BUT FOR THIS WAIVER, BE REQUIRED OF ANY OF THE OTHER PARTIES. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS AGREEMENT, INCLUDING WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.
     THIS AGREEMENT SHALL BE GOVERNED IN ALL RESPECTS, INCLUDING VALIDITY, INTERPRETATION AND EFFECT, BY THE LAWS OF THE STATE OF MICHIGAN APPLICABLE TO CONTRACTS EXECUTED AND TO BE PERFORMED WHOLLY WITHIN SUCH STATE WITHOUT GIVING EFFECT TO THE CHOICE OF LAW PRINCIPLES OF SUCH STATE.

     6.1 Notices. All notices, requests and other communications to any party hereunder will be in writing (including prepaid overnight courier, facsimile transmission or similar writing) and shall be addressed as follows:
If to Tecumseh Products Company:
Tecumseh Products Company
1136 Oak Valley Drive
Ann Arbor, Michigan 48108
Attn: ZacharySavas
with a copy to:
Skadden, Arps, Slate, Meagher & Flom LLP
155 North Wacker Drive, Suite 2800
Chicago, Illinois 60606
Attn: William R. Kunkel
If to Herrick Foundation:
Herrick Foundation
2290 First National Building
Detroit, Michigan 48226
Attn: Michael Indenbaum
With a copy to:
Barris, Sott, Denn & Driker, P.L.L.C.
211 W. Fort Street, 15th Floor
Detroit, MI 48226
Attn: Todd R. Mendel
     7.1 Severability. If at any time subsequent to the date hereof; any provision of this Agreement shall be held by any court of competent jurisdiction to be illegal, void or unenforceable, such provision shall be of no force and effect, but the illegality or unenforceability of such provision shall have no effect upon the legality or enforceability of any other provision of this Agreement, as long as the parties’ respective rights and obligations are not significantly effected thereby.
     8.1 Further Assurances. The parties hereto agree to execute such further documents and instruments and to take such further actions as may be reasonably necessary to carry out the purposes and intent of this Agreement.

     9.1 Counterparts, Facsimile/PDF Signatures. This Agreement may be executed in one or more counterparts each of which when so executed and delivered will be deemed an original but all of which will constitute one and the same Agreement. This Agreement may be executed and delivered by facsimile or by email in portable document format (.pdf or similar format) and upon delivery of the signature by such method will be deemed to have the same effect as if the original signature had been delivered to the other parties.
     10.1 Construction of this Agreement. The parties acknowledge that each party was represented by legal counsel (or had the opportunity to be represented by legal counsel) in connection with this Agreement, and that each of them and their counsel have reviewed and revised this Agreement, or have had an opportunity to do so, and that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be employed in their interpretation of this Agreement or any amendments or any exhibits hereto or thereto.
     11.1 Entire Agreement; Amendment. This Agreement contains the entire understanding of the parties hereto with respect to its subject matter and supersedes all prior agreements between the parties hereto. This Agreement may be amended only by a written instrument duly executed by the parties hereto, or their respective successors or assigns. Except as provided herein, this Agreement will be binding upon and inure to the benefit of the parties and successors and permitted assigns. Nothing expressed or implied herein is intended or will be construed to confer upon or to give to any third party any rights or remedies by virtue hereof.
Agreed and Accepted this 29 day of October, 2009.

TECUMSEH PRODUCTS COMPANY
By:
	Name:	Zachary E. Savas
	Title:	Director

By:
	Name:	Steven J. Lebowski
	Title:	Director

By:
	Name:	Terence C. Seikel
	Title:	Director

HERRICK FOUNDATION
By:	/s/ Michael A. Indenbaum
	Name:	Michael A. Indenbaum
	Title:	Secretary and Trustee

5

     9.1 Counterparts, Facsimile/PDF Signatures. This Agreement may be executed in one or more counterparts each of which when so executed and delivered will be deemed an original but all of which will constitute one and the same Agreement. This Agreement may be executed and delivered by facsimile or by email in portable document format (.pdf or similar format) and upon delivery of the signature by such method will be deemed to have the same effect as if the original signature had been delivered to the other parties.
     10.1 Construction of this Agreement. The parties acknowledge that each party was represented by legal counsel (or had the opportunity to be represented by legal counsel) in connection with this Agreement, and that each of them and their counsel have reviewed and revised this Agreement, or have had an opportunity to do so, and that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be employed in their interpretation of this Agreement or any amendments or any exhibits hereto or thereto.
     11.1 Entire Agreement; Amendment. This Agreement contains the entire understanding of the parties hereto with respect to its subject matter and supersedes all prior agreements between the parties hereto. This Agreement may be amended only by a written instrument duly executed by the parties hereto, or their respective successors or assigns. Except as provided herein, this Agreement will be binding upon and inure to the benefit of the parties and successors and permitted assigns. Nothing expressed or implied herein is intended or will be construed to confer upon or to give to any third party any rights or remedies by virtue hereof.
Agreed and Accepted this 29 day of October, 2009.

TECUMSEH PRODUCTS COMPANY
By:	/s/ Zachary E. Savas
	Name:	Zachary E. Savas
	Title:	Director

By:	/s/ Steven J. Lebowski
	Name:	Steven J. Lebowski
	Title:	Director

By:	/s/ Terence C. Seikel
	Name:	Terence C. Seikel
	Title:	Director

HERRICK FOUNDATION
By:
Name:
Title:

SCHEDULE A
1. Option Granted to Tricap Partners II, L.P. In November 2006, the Foundation granted to Tricap Partners II, L.P. (“Tripcap”) an option to purchase shares of Class B and Class A Stock of the Company in exchange for Tricap’s making a $100,000,000 Second Lien Credit Agreement available to the Company. On September 25, 2008, Tricap exercised its option to purchase 500,000 shares of Class B Stock from the Foundation at $16.00 a share, which was lower than the market price of the Class B Stock at that time.
2. The 2007 Lawsuits. In February 2007, the Foundation notified the Company that it intended to nominate Todd Herrick and two new directors for election as a majority on the board at the 2007 annual meeting of shareholders. The Company responded by increasing the size of the board so that the Foundation’s nominees, if elected, would represent a minority. On March 6, 2007, in response to the Company’s action, Todd Herrick and the Foundation filed a lawsuit against Albert A. Koch, Peter M. Banks, David M. Risley (collectively, the “Director Defendants”) and the Company in the Lenawee County Circuit Court (the “Herrick Lawsuit”). The court directed the Company either to allow the Foundation to nominate another director or to return the board to its former size so that the Foundation’s nominees would still constitute a majority of the board.
     The Company and the Foundation ultimately settled the Herrick Lawsuit, as well as a related lawsuit filed by the Company, captioned Tecumseh Products Company v. Todd Herrick et al., Case No. 2:07-cv-11144, United States District Court, Eastern District of Michigan, Southern Division. Pursuant to the settlement agreement, among other things: (1) Todd Herrick resigned from the board and the board appointed Kent Herrick to fill the vacancy (2) new directors were appointed, including Edwin L. Buker and Steven J. Lebowski, the latter of which was a Foundation nominee, (3) Edwin L. Buker was appointed president and chief executive officer and (4) James J. Bonsall ceased to be the interim president and chief operating officer. As a minority on the board, Kent Herrick and Steven Lewbowski agreed to exercise their voting rights in a manner consistent with the terms of the settlement agreement through the 2008 annual meeting of shareholders, which was held April 30, 2008.
3. 2008 Special Meeting. In 2008, the Company amended its bylaws to raise the percentage of shares needed to call a special meeting of shareholders from 50% to 75%, which prompted the Foundation to file suit in the Lenawee County Circuit Court (the “Special Meeting Lawsuit”) challenging the Company’s action. The Special Meeting Lawsuit asked the court, among other things, to invalidate the bylaw amendment and require the Company to hold a special meeting of its shareholders, at which the Foundation would seek to remove Peter M. Banks and David M. Risley from the board. The court ordered the Company to hold a special meeting on November 21, 2008, at which time the shareholders voted to keep Peter Banks and David Risley as directors. On December 5, 2008, the Company amended the special meeting threshold requirement in its bylaws back to 50%.
4. Stock Split. On December 5, 2008, the Company announced a stock split without requiring shareholder approval. Pursuant to the stock split, two Class A shares would be issued for every share of common stock outstanding, which would make Class B shares less than 10%

of all outstanding shares of the Company’s common stock. Due to a conversion provision in the Charter, this effect would result in the automatic conversion of all outstanding Class A shares into Class B shares. On December 8, 2008, the Foundation filed a lawsuit against the Company in the Lenawee County Circuit Court (the “Stock Split Lawsuit”). The Stock Split Lawsuit asked the court, among other things, to declare the stock split invalid and enjoin the Company from issuing the stock split. On December 23, 2008, the court issued a preliminary injunction to enjoin the stock split. Although the Company sought leave to appeal, the Michigan Court of Appeals denied the Company’s application.
5. 2009 Proxy Fight. In conjunction with the Company’s 2009 annual meeting of the shareholders held on August 14, 2009 (the “Annual Meeting”), the Foundation and the Company engaged in a proxy contest in which each party sought to have its proposed slate of directors elected to the Company’s board of directors. Based on the votes cast at the Annual Meeting, it was determined that the Foundation’s slate of directors were elected by the shareholders to serve on the Company’s board of directors.